Exhibit 99.1

SPRINGLEAF HOLDINGS, INC. REPORTS SECOND QUARTER 2014 RESULTS

ANNOUNCES SALE OF $7.2 BILLION OF REAL ESTATE ASSETS

Evansville, IN, August 7, 2014 — Springleaf Holdings, Inc. (NYSE:LEAF), today reported net income of $72 million, or $0.63 per diluted share for the second quarter of 2014, compared with net income of $56 million or $0.56 per diluted share in the second quarter of 2013 (based on the pre-initial public offering share count of 100 million shares).

Net income in the second quarter of 2014 included a $35 million pretax net gain from the sale of approximately $500 million of real estate assets in June 20141,2, and net income in the prior year quarter included a $41 million pretax gain from the sale of previously charged-off receivables.

Core Earnings (a non-GAAP measure) for our Core Consumer Operations for the quarter were $59 million, versus $79 million in the prior year quarter, which included the $25 million pretax gain from the sale of previously charged-off receivables, and Core Earnings per diluted share (a non-GAAP measure) were $0.52 for the second quarter versus $0.79 in the prior year quarter3.

Second Quarter Highlights

•                  Branch consumer net finance receivables reached $3.4 billion at June 30, 2014, an increase of $565 million, or 20% from June 30, 2013, and up 7% from March 31, 2014.

•                  Consumer net finance receivables per branch were $4.1 million at June 30, 2014, up 21% from June 30, 2013 and 7% from March 31, 2014.

•                  Risk-adjusted yield for our Consumer segment in the quarter was 21.91%, essentially unchanged from the first quarter 2014.

Real Estate Sales

•                  In the third quarter, the company entered into a series of transactions involving the sale of its interests in approximately $7.2 billion of non-core real estate assets and related servicing, (including the $500 million sale in the second quarter referenced above)1,2, essentially completing the company’s previously disclosed mortgage liquidation plan.  The transactions, which are subject to certain closing conditions, are expected to generate a gain on sale of approximately $575 to $625 million, before one-time charges associated with transaction expenses and with closing certain locations and related staff reductions, as well as potential costs related to the early retirement of

1  Reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP). All references to non-GAAP measures in this press release are reconciled on pages 10 and 11.

2  Historical, net of allowance.

3  Excludes the impact of charges related to accelerated repayment/repurchase of debt, fair value adjustments on debt and earnings attributable to non-controlling interests.

debt.  Cash proceeds are anticipated to be approximately $3 billion, and the transactions are expected to close on or before September 30, 2014.

“Springleaf’s results this quarter reflect continued strong customer demand for responsible loan products and the resulting strong growth in our receivables and earnings,” said Jay Levine, President and CEO of Springleaf.

Commenting on the $7.2 billion of real estate sale transactions4, Levine added, “These transactions represent a major milestone for Springleaf, bringing us to the point where we have effectively eliminated our exposure to mortgages.  These sales give us tremendous flexibility to grow our business through organic and inorganic means. This will minimize our need to issue incremental debt, thus reducing balance sheet leverage, achieving another important objective.”

Core Consumer Operations: (Reported on a historical accounting basis, which is a non-GAAP measure. Refer to the reconciliation of non-GAAP to comparable GAAP measures below.)

Consumer & Insurance

Consumer and Insurance pretax income was $60 million in the quarter versus $79 million in the second quarter of 2013, and up from $49 million in the first quarter of 20145.

Consumer net finance receivables reached $3.4 billion at June 30, 2014, an increase of 20% from June 30, 2013 and 7% from March 31, 2014, driven by the company’s focus on increasing personal loan originations through its branch network.  Consumer net finance receivables per branch continued to grow, reaching $4.1 million at June 30, 2014, up from $3.8 million at March 31, 2014 and $3.4 million at June 30, 2013.

Net interest income of $179 million increased 33% from the prior year quarter, driven by 22% growth in average net receivables and yield expansion of 146 basis points to 27.03%.  Net interest income increased 6% from the prior quarter.  Yield in the current quarter continued to benefit from the change in the state-by-state mix of loan originations, in addition to greater focus on risk-based pricing.  Risk adjusted yield, representing yield less net charge-off rate, was 21.91% in the quarter, down 49 basis points from the second quarter of 2013 and essentially unchanged from the first quarter of 20146.

4  Reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP).

5  Consumer and Insurance segments reflect historical accounting basis (which is a basis of accounting other than U.S. GAAP).  Pretax income excludes impact of charges related to accelerated repayment / repurchase of debt.

6  The charge-off ratio for 2Q13 excludes $25.4 million of recoveries on charged-off personal loans resulting from the sale of our previously charged-off finance receivables in June 2013.

The annualized gross charge-off ratio was 5.80% in the quarter, up 144 basis points from the prior year quarter and up 24 basis points from the first quarter 2014.  Recoveries continued to normalize in the quarter at 68 basis points versus 55 basis points in the first quarter of 2014, following the sale of a pool of previously charged-off accounts in June 2013.  The annualized net charge-off ratio was 5.12% in the quarter, versus 3.17% in the prior year quarter and 5.01% in the prior quarter7.

The delinquency ratio was 2.28% at quarter end, an improvement of 17 basis points from the prior quarter end.

Acquisitions & Servicing

Springleaf’s portion of the Acquisitions and Servicing segment and related servicing contributed $34 million to the company’s consolidated pretax income in the quarter8. The entire Acquisitions and Servicing segment generated pretax income of $64 million in the quarter, with net interest income of $119 million and yield of 24.22%.  Actual net finance receivables at quarter-end were $2.2 billion, down from $2.3 billion at March 31, 2014.  The principal balance of the portfolio was $2.9 billion at quarter-end versus $3.0 billion at March 31, 2014.

The delinquency ratio for the Acquisitions and Servicing segment was 5.04% at the end of the quarter, an improvement of 129 basis points from the prior quarter end, while the annualized net charge-off ratio was 7.07%, down 160 basis points from 8.67% in the first quarter 2014.

Legacy Real Estate and Other Non-Core

Excluding the recent sales, the Non-Core Portfolio (consisting of legacy real estate loans) and Other Non-Core activities generated a pretax loss of $7 million in the quarter, including pretax income of $0.4 million attributable to the legacy real estate loan portfolio9.  Other Non-Core activities resulted in a loss of $8 million in the quarter.

7  The charge-off ratio for 2Q13 excludes $25.4 million of recoveries on charged-off personal loans resulting from the sale of our previously charged-off finance receivables in June 2013.

8  Excludes impact of one-time items related to fair value adjustments on debt.

9  Real Estate segment and Other Non-Core reflect historical accounting basis (which is a basis of accounting other than U.S. GAAP).

Liquidity and Capital Resources

As of June 30, 2014, the company had $891 million of cash and cash equivalents, in addition to $1.2 billion of cumulative available undrawn revolving loan capacity. The company had total outstanding debt of $11.3 billion at quarter-end, in a variety of debt instruments principally including $4.8 billion unsecured debt, $3.3 billion in mortgage securitizations and $3.2 billion in consumer loan securitizations10.

2014 Guidance

The company has previously established 2014 guidance ranges for certain metrics related to its Core Consumer Operations.

	FY 2013[1]	2Q14[2]	2014 Guidance (as of 12/31/13)	2014 Guidance (as of 3/31/14)	2014 Guidance (as of 6/30/14)
Consumer Net Finance Receivables at Period End	$3.14bn	$3.37bn	$3.60bn - $3.75bn	$3.60bn - $3.75bn	$3.70bn - $3.85bn
Consumer Yield	25.84%	27.03%	26.75% - 27.25%	27.00% - 27.50%	26.85% - 27.35%
Consumer Risk-Adjusted Yield[3]	22.03%	21.91%	22.00% - 23.00%	22.00% - 22.50%	21.85% - 22.35%
Acquisitions & Servicing Pretax Income[4]	$109mm	$34mm	$85mm - $105mm	$95mm - $115mm	$100mm - $120mm

1                   Net Finance Receivables represents data as of December 31, 2013. All other metrics represent data for the year ended December 31, 2013.

2                   Net Finance Receivables represents data as of June 30, 2014. All other metrics represent data for the quarter ended June 30, 2014.

3                   Risk Adjusted Yield = Yield less Net Charge-off rates. For FY 2013, charge-off rates exclude impact from change in charge-off policy, the sale of charged-off accounts in June 2013, and recovery sale buybacks in 3Q13 and 4Q13.

4                   Excludes impact of charges related to fair value adjustments on debt.

Use of Non-GAAP Measures

We report the operating results of our Core Consumer Operations, Non-Core Portfolio and Other Non-Core using the same accounting basis that we employed prior to 2010 when we were acquired by Fortress (the “Fortress Acquisition”), which we refer to as “historical accounting basis,” to provide a consistent basis for both management and other interested third parties to better understand our operating results. The historical accounting basis (which

10  Unsecured debt includes Retail Notes, Medium Term Notes and Junior Subordinated Debt.

is a basis of accounting other than U.S. GAAP) also provides better comparability of the operating results of these segments to our competitors and other companies in the financial services industry. The historical accounting basis is not applicable to Acquisitions and Servicing since this segment resulted from the purchase of the SpringCastle Portfolio on April 1, 2013 and therefore, was not affected by the Fortress Acquisition.

Pretax Core Earnings is a key performance measure used by management in evaluating the performance of our Core Consumer Operations. Pretax Core Earnings represents our income (loss) before provision for (benefit from) income taxes on a historical accounting basis and excludes results of operations from our Non-Core Portfolio (legacy real estate loans) and other non-originating legacy operations, gains (losses) resulting from accelerated long-term debt repayment and repurchases of long-term debt related to Consumer, gains (losses) on fair value adjustments on debt related to Core Consumer Operations (attributable to Springleaf) and results of operations attributable to non-controlling interests. Pretax Core Earnings provides us with a key measure of our Core Consumer Operations’ performance as it assists us in comparing its performance on a consistent basis. Management believes Pretax Core Earnings is useful in assessing the profitability of our core business and uses Pretax Core Earnings in evaluating our operating performance. Pretax Core Earnings is a non-GAAP measure and should be considered in addition to, but not as a substitute for or superior to, operating income, net income, operating cash flow, and other measures of financial performance prepared in accordance with U.S. GAAP.

Conference Call Information

Springleaf management will host a conference call and webcast to discuss our second quarter results and other general matters at 10:00 am Eastern on Thursday, August 7, 2014. Both the call and webcast are open to the general public. The general public is invited to listen to the call by dialing 877-330-3668 (U.S. domestic), or 678-304-6859 (international), conference ID 74805047, or via a live audio webcast through the Investor Relations section of the website. For those unable to listen to the live broadcast, a replay will be available on our website or by dialing 800-585-8367 (U.S. domestic), or 404-537-3406, conference ID 74805047, beginning approximately two hours after the event. The replay of the conference call will be available through August 21, 2014. An investor presentation will be available by visiting the Investor Relations page of Springleaf’s website at www.springleaf.com on Thursday, August 7, 2014, prior to the start of the conference call.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, our 2014 guidance ranges and underlying assumptions and other statements, which are not statements of historical facts. Statements preceded by, followed by or that otherwise include the words “anticipate,” “appears,” “believe,” “foresee,” “intend,” “should,” “expect,” “estimate,” “project,” “plan,” “may,” “could,” “will,” “are likely” and similar expressions are intended to identify forward-looking statements. These statements involve predictions of our future financial condition, performance, plans and strategies, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect. Specific factors that may impact performance or other predictions of future actions include, but are not limited to: changes in general economic conditions, including the interest rate environment and the financial markets; levels of unemployment and personal bankruptcies; shifts in residential real estate values; shifts in collateral values, delinquencies, or credit losses; natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods; war, acts of terrorism, riots, civil disruption, pandemics, or other events disrupting business or commerce; our ability to successfully realize the benefits of the SpringCastle Portfolio; the effectiveness of our credit risk scoring models; changes in our ability to attract and retain employees or key executives; changes in the competitive environment in which we operate; changes in federal, state and local laws, regulations, or regulatory policies and practices; potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans; the costs and effects of any litigation or governmental inquiries or investigations; our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements; our ability to generate sufficient cash to service all of our indebtedness; the potential for downgrade of our debt by rating agencies; and other risks described in the “Risk Factors” section of the Company’s Form 2013 10-K filed with the SEC on April 15, 2014. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. You should not rely on forward looking statements as the sole basis upon which to make any investment decision.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
(dollars in thousands except	June 30,	June 30,	June 30,	June 30,
earnings per share)	2014	2013	2014	2013
				Revised

Interest income	$532,750	$580,597	$1,085,387	$993,635

Interest expense	191,301	240,418	396,721	471,711

Net interest income	341,449	340,179	688,666	521,924

Provision for finance receivable losses	115,347	82,311	276,225	176,797

Net interest income after provision for finance receivable losses	226,102	257,868	412,441	345,127

Other revenues:
Insurance	42,687	35,967	81,106	68,867
Investment	10,622	10,598	20,083	20,722
Net loss on repurchases and repayments of debt	—	(237)	(6,615)	(237)
Net gain (loss) on fair value adjustments on debt	482	752	(16,385)	511
Net gain on sales of real estate loans and related trust assets	34,800	—	89,986	—
Other	2,752	4,510	4,572	5,383
Total other revenues	91,343	51,590	172,747	95,246

Other expenses:
Operating expenses:
Salaries and benefits	91,283	78,862	183,802	157,290
Other operating expenses	60,063	70,369	117,772	121,979
Insurance losses and loss adjustment expenses	18,667	16,346	37,032	31,100
Total other expenses	170,013	165,577	338,606	310,369

Income before provision for income taxes	147,432	143,881	246,582	130,004

Provision for income taxes	44,754	32,963	75,272	28,700

Net income	102,678	110,918	171,310	101,304

Net income attributable to non-controlling interests	30,289	54,740	46,597	54,740

Net income attributable to Springleaf Holdings, Inc.	$72,389	$56,178	$124,713	$46,564

Share Data:
Weighted average number of shares outstanding:
Basic	114,788,439	100,000,000	114,788,439	100,000,000
Diluted	115,176,021	100,000,000	115,160,440	100,000,000
Earnings per share:
Basic	$0.63	$0.56	$1.09	$0.47
Diluted	$0.63	$0.56	$1.08	$0.47

CONSOLIDATED BALANCE SHEET (UNAUDITED)

	June 30,	December 31,
(dollars in thousands)	2014	2013

Assets

Cash and cash equivalents	$891,341	$431,409
Investment securities	657,483	582,090
Net finance receivables:
Personal loans	3,407,328	3,171,704
SpringCastle Portfolio	2,202,380	2,505,349
Real estate loans	6,341,257	7,982,349
Retail sales finance	68,426	98,911
Net finance receivables	12,019,391	13,758,313
Allowance for finance receivable losses	(368,272)	(333,325)
Net finance receivables, less allowance for finance receivable losses	11,651,119	13,424,988
Restricted cash	487,160	536,005
Other assets	396,255	428,194

Total assets	$14,083,358	$15,402,686

Liabilities and Shareholders’ Equity

Long-term debt	$11,261,023	$12,769,036
Insurance claims and policyholder liabilities	412,492	394,168
Deferred and accrued taxes	142,174	145,520
Other liabilities	202,041	207,334
Total liabilities	12,017,730	13,516,058

Shareholders’ equity:
Common stock	1,148	1,148
Additional paid-in capital	527,708	524,087
Accumulated other comprehensive income	37,819	28,095
Retained earnings	1,111,403	986,690
Springleaf Holdings, Inc. shareholders’ equity	1,678,078	1,540,020
Non-controlling interests	387,550	346,608
Total shareholders’ equity	2,065,628	1,886,628

Total liabilities and shareholders’ equity	$14,083,358	$15,402,686

CORE KEY METRICS

			At or for the	At or for the
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2014	2013	2014	2013

Consumer

Net finance receivables			$3,373,151	$2,807,908
Number of accounts			864,614	755,977

Average net receivables	$3,266,701	$2,676,283	$3,202,361	$2,609,480

Yield	27.03%	25.57%	26.98%	25.49%

Gross charge-off ratio	5.80%	4.36%	5.68%	5.50%
Recovery ratio	(0.68)%	(5.04)%	(0.62)%	(3.22)%
Charge-off ratio	5.12%	(0.68)%	5.06%	2.28%

Delinquency ratio			2.28%	1.92%

Origination volume	$948,511	$900,350	$1,670,327	$1,559,864
Number of accounts	211,503	211,278	372,744	371,306

Acquisitions and Servicing

Net finance receivables			$2,202,381	$2,819,072
Number of accounts			306,330	394,309

Average net receivables	$2,269,859	$2,881,989	$2,347,914	$2,881,989

Yield	24.22%	23.43%	24.30%	23.43%

Net charge-off ratio	7.07%	2.46%	7.90%	2.46%

Delinquency ratio			5.04%	4.70%

RECONCILIATION OF PGAAP AND HISTORICAL INCOME (NON-GAAP)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2014	2013	2014	2013

Income before provision for income taxes - push-down accounting basis	$147,432	$143,881	$246,582	$130,004
Interest income adjustments	(34,360)	(51,859)	(71,227)	(102,039)
Interest expense adjustments	34,967	34,165	63,527	69,501
Provision for finance receivable losses adjustments	2,298	11,190	2,658	14,640
Repurchases and repayments of long-term debt adjustments	—	(21,134)	(4,884)	(21,134)
Fair value adjustments on debt	53	17,495	8,351	32,700
Sales of finance receivables held for sale originated as held for investment adjustments	(57,619)	—	(174,981)	—
Amortization of other intangible assets	1,095	1,308	2,221	2,718
Other	652	2,090	1,070	3,409
Income before provision for income taxes - historical accounting basis	$94,518	$137,136	$73,317	$129,799

PRETAX CORE EARNINGS (NON-GAAP) RECONCILIATION

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2014	2013	2014	2013

Income before provision for income taxes - historical accounting basis	$94,518	$137,136	$73,317	$129,799
Adjustments:
Pretax operating loss - Non-Core Portfolio Operations	22,456	49,773	127,338	94,487
Pretax operating (income) loss - Other/non- originating legacy operations	7,557	(7,722)	10,308	(4,868)
Net loss from accelerated repayment/repurchase of debt - Consumer	—	1,500	1,429	1,500
Net (gain) loss on fair value adjustments on debt - Core Consumer Operations (attributable to SHI)	(251)	—	7,676	—
Pretax operating income attributable to non-controlling interests	(30,289)	(54,740)	(46,597)	(54,740)
Pretax core earnings	$93,991	$125,947	$173,471	$166,178

Springleaf Holdings, Inc.

Contact:

Craig Streem, 812-468-5752

craig.streem@springleaf.com

Source: Springleaf Holdings, Inc.

Springleaf Holdings, Inc. (LEAF) August 7, 2014 2Q14 Earnings Presentation Three months ended June 30, 2014

Important Information The following pages are part of a presentation by Springleaf Holdings, Inc. (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these pages is complete. For additional financial, statistical and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company's Current Report on Form 8-K, which was filed today and the Company’s 2013 Annual Report on Form 10-K, which was filed on April 15, 2014 with the Securities and Exchange Commission and are available on the Company's website (www.springleaf.com) and the SEC's website (www.sec.gov). Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, our 2014 guidance ranges and underlying assumptions and other statements, which are not statements of historical facts. Statements preceded by, followed by or that otherwise include the words “anticipate,” “appears,” “believe,” “foresee,” “intend,” “should,” “expect,” “estimate,” “project,” “plan,” “may,” “could,” “will,” “are likely” and similar expressions are intended to identify forward-looking statements. These statements involve predictions of our future financial condition, performance, plans and strategies, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect. Specific factors that may impact performance or other predictions of future actions include, but are not limited to: changes in general economic conditions, including the interest rate environment and the financial markets; levels of unemployment and personal bankruptcies; shifts in residential real estate values; shifts in collateral values, delinquencies, or credit losses; natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods; war, acts of terrorism, riots, civil disruption, pandemics, or other events disrupting business or commerce; our ability to successfully realize the benefits of the SpringCastle Portfolio; the effectiveness of our credit risk scoring models; changes in our ability to attract and retain employees or key executives; changes in the competitive environment in which we operate; changes in federal, state and local laws, regulations, or regulatory policies and practices; potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans; the costs and effects of any litigation or governmental inquiries or investigations; our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements; our ability to generate sufficient cash to service all of our indebtedness; the potential for downgrade of our debt by rating agencies; and other risks described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on April 15, 2014. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. You should not rely on forward looking statements as the sole basis upon which to make any investment decision. 2

Non-GAAP Financial Measure We present core earnings as a “non-GAAP financial measure” in this presentation. This measure is derived on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Please refer to the Financial Supplement hereto for a quantitative reconciliation from historical pretax income to pretax core earnings. We also present our segment financial information on a historical accounting basis (which is a basis of accounting other than U.S. GAAP) in this presentation. This information represents a “non-GAAP measure” which uses the same accounting basis that we employed prior to the Fortress Acquisition. This presentation provides a consistent basis to better understand our operating results. Please refer to the Financial Supplement hereto for quantitative reconciliations from our push-down accounting pretax income to our historical pretax income (loss) for the first and second quarter 2014 and the second quarter 2013. 3

Highlights

($ in thousands)	2Q14	1Q14	2Q13
Consumer & Insurance[1]	$60,034	$48,822	$79,171[5]
Acquisitions & Servicing[2]	33,957	30,658	46,776
Pretax Core Earnings[3]	**$93,991**	**$79,480**	**$125,947**
Estimated Income Taxes[4]	(34,777)	(29,408)	(46,600)
Estimated Core Earnings[3]	**$59,214**	**$50,072**	**$79,347**
Net Income Attributable to Springleaf	$72,389	$52,324	$56,178
Per Share Data			
Core Earnings per Share - Diluted	$0.52	$0.43	$0.79
GAAP Earnings per Share - Diluted	$0.63	$0.45	$0.56

- **2Q14 pretax earnings from Core business of $94 million[3]**
- **Launched direct auto finance product in June 2014**
- **Sale of $7.2 billion of real estate loans, including $0.5 billion sold in 2Q14[6]**
  - Total pretax net gain of approximately $575 to $625 million

(1) *Excludes impact of charges related to accelerated repayment/repurchase of debt.*
(2) *Excludes impact of charges related to fair value adjustments on debt and earnings attributable to non-controlling interests.*
(3) *Pretax Core Earnings and Core Earnings (Historical) are non-GAAP measures. See page 21 for a reconciliation of Push-Down Accounting Pretax Income to Pretax Core Earnings.*
(4) *Core Earnings estimated income taxes assumes 37% statutory tax rate.*
(5) *Consumer & Insurance Earnings for 2Q13 includes one time benefit from sale of previously charged-off finance receivables.*
(6) *Reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP)*

Springleaf Financial 4

$2,414 $2,545 $3,141 $3,159 $3,373 $2,000 $2,250 $2,500 $2,750 $3,000 $3,250 $3,500 12/31/11 12/31/12 12/31/13 3/31/14 6/30/14 $2.5 $3.1 $3.8 $3.8 $4.1 $2.0 $2.5 $3.0 $3.5 $4.0 $4.5 12/31/11 12/31/12 12/31/13 3/31/14 6/30/14 Branch Receivables Growth and Scalability 5 (1) Consumer segment reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP). (2) Quarterly data annualized. (3) Reflects period end data. Proven History of Scalability Consumer Receivables Per Branch ($ mm)(1) Strong Consumer Receivables Growth Consumer Receivables ($ mm)(1) Key Performance Metrics 2012 2013 1Q14 2Q14 Avg. Annual Apps / Branch (2) 2,882 4,908 4,596 6,628 Avg. Annual Closed Loans / Branch (2) 760 949 776 1,023 Outstanding Loans per Branch Employee(3) 226 259 264 276 Total Origination Volume / Branch ($ mm) (2) $3.0 $3.9 $3.5 $4.6

4.0% 3.6% 3.8% 3.2% 5.0% 5.0% 5.1% 18.9% 20.5% 22.0% 22.4% 21.3% 21.9% 21.9% 22.9% 24.1% 25.8% 25.6% 26.3% 26.9% 27.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 2011 2012 2013 2Q13 4Q13 1Q14 2Q14 Net Charge-off Ratio Risk Adjusted Yield Yield 22.9% 24.1% 25.8% 25.6% 26.3% 26.9% 27.0% Charge-offs (4.0%) (3.6%) (3.8%) (3.2%) (5.0%) (5.0%) (5.1%) Risk-Adjusted Yield 18.9% 20.5% 22.0% 22.4% 21.3% 21.9% 21.9% Consumer Loan Performance 6 (1) Delinquency ratio represents UPB 60 days or more past due (greater than three payments unpaid) as a percentage of UPB. (2) Risk Adjusted Yield = Yield less Net Charge-off Rate. (3) Consumer segment reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP). (4) Charge-off rate excludes impact of $14.5 million of additional charge-offs recorded in March 2013 related to our change in charge-off policy, $25.4 million of recoveries on charged-off personal loans resulting from a sale of our previously charged-off finance receivables in June 2013, and $2.7 million of recovery sale buybacks during the last half of 2013. (5) Charge-off rate excludes impact from the sale of charged-off accounts in June 2013. (6) Charge-off rate excludes impact from recovery sale buybacks in 4Q13. Yield and net losses stable in the quarter Delinquency ratio has improved to 2.28%, down 17 bps q-o-q(1) Yield Continues to Trend Up(2,3) (4) (5) (6)

Acquisitions and Servicing Pretax income for 2Q14 of $34 million(1); includes servicing fee income Charge-offs continue to decline Current and previous customer base offers new growth opportunities 7 (1) Excludes impact of charges related to fair value adjustments on debt and earnings attributable to non-controlling interests. (2) At purchase represents data at time of settlement on April 1, 2013. (3) Average balances based on Principal Balance. (4) Charge-off Rate reflects Gross Charge-off calculated as a percentage of Principal Balance. SpringCastle Credit Performance Collateral & Funding Structure Avg. Charge-off Rate (%)(3) (2) 12.1% 10.3% 8.3% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% At Purchase 4Q13 2Q14 At Purchase(2) 12/31/13 6/30/14 Principal Balance $3.8bn $3.2bn $2.9bn Wtd. Avg. Coupon 18.3% 18.3% 18.2% Accounts 415,000 344,000 306,000 Avg. Balance(3) $9,200 $9,300 $9,300 Avg. Charge-off Rate(4) 12.1% 10.3% 8.3% Outstanding Debt (Class A&B) $2.6bn $2.0bn $1.6bn

RE Transaction Overview

- **The mortgage sales essentially complete our mortgage liquidation plans**
  - Significantly reduces long term funding and credit risk
  - Deleverages the balance sheet (pro forma net leverage of 2.0x at 6/30/14 versus 6.2x at 3/31/14)[1]
  - Removes majority of earnings volatility caused by real estate losses
  - Enhances financial flexibility; frees up resources

Key Transaction Terms[2]

Transaction	▪ **Total Receivables Sold**	**$7.2 billion**
	▪ **Securitized Loans Sold[3]**	**$5.5 billion**
	▪ **Non-securitized Loans Sold**	**$1.7 billion**
	▪ **Estimated Net Cash Proceeds**	**$3.0 billion (RMBS Debt of $3.6 billion)[4]**
	▪ **Projected GAAP Gain**	**$575 to $625 million (pre-tax, before one-time expenses)**
Closing	▪ **On or before September 30, 2014**	

(1) Net leverage reflects Total Debt, net of Cash to Total Equity ratio.
(2) Reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP)
(3) Securitization interests sold include 2006-1, 2010-1, 2011-1, 2012-1, 2012-2, 2012-3, 2013-1, 2013-2, 2013-3. 2010-1 securitization transaction closed on June 30, 2014.
(4) Debt balance includes unamortized discount and fair value adjustments.

Springleaf Financial 8

Mortgage Portfolio Overview at 6/30/14

- **Agreement to sell approximately $7.2 billion of real estate mortgage receivables, including $0.5 billion sold on 6/30/14[1]; projected net gain of approximately $575 to 625 million**

Total RE at 3/31/14		−	Real Estate Sales		=	Pro Forma 6/30/14[2]	
Receivables ($ bn)[1]	$8.1		Receivables Sold ($ bn)[1]	$7.2		Receivables ($ bn)[1]	$0.8
Basis (%)[3]	83%		Basis (%)[3]	83%		Basis (%)[3]	86%
			Sales Price (%)[4]	91%			
1st Lien	93.2%		1st Lien	100.0%		1st Lien	27.7%
Fixed Rate	94.8%		Fixed Rate	95.6%		Fixed Rate	91.4%
Delinquency[5]	9.5%		Delinquency[5]	9.3%		Delinquency[5]	5.6%
Coupon	6.9%		Coupon	6.6%		Coupon	9.5%
Total RE Debt[1,6]	$3.7		Total RE Debt[1,6]	$3.6		Total RE Debt[1,6]	$0.0

Projected Net Gain:
~$575 - $625 million

(1) *Reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP). Historical receivables includes REO.*
(2) *Pro forma for $5.5bn of securitized loans (2006-1, 2010-1, 2011-1, 2012-1, 2012-2, 2012-3, 2013-1, 2013-2, 2013-3) and for the sale of $1.7bn of non-securitized loans.*
(3) *Basis % is PGAAP net finance receivables, net of allowance plus the carrying value of REO, as a percentage of historical net finance receivables plus the carrying value of REO.*
(4) *Sales price based on June 30, 2014 balances as a percentage of gross receivables.*
(5) *Delinquency calculated using OTS 90+ method (excluding REO); as a percentage of gross receivables.*
(6) *Real Estate segment debt represents only Securitized Debt.*

Springleaf Financial 9

($ in billions) 3/31/14 6/30/14 Pro Forma Consumer $3.2 $3.4 Acquisitions & Servicing 2.3 2.2 Real Estate 8.1 0.8 Other 0.1 0.1 Total $13.7 $6.5 Cash $0.8 $3.9 Total Debt 12.3 8.5 Total Equity 1.8 2.3 D/E 6.7x 3.7x Net Leverage 6.2x 2.0x Historical Net Fin. Rec. Historical Balance Sheet Liquidity and Funding at 6/30/14 Strong and stable liquidity position – $891 million cash and $1.2 billion committed undrawn funding capacity Weighted average cost of funds down to 5.13% in 2Q14, down 25 bps q-o-q (1,2) Sale of $7.2 billion of real estate loans, including $0.5 billion closed on 6/30/14(1) – Pro forma 6/30/14 real estate net finance receivables of $0.8 billion, down from $8.1 billion at 3/31/14 10 (1) Reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP). (2) Includes SpringCastle debt. (3) Pro forma for the sale of $7.2 billion of real estate loans, including $0.5 billion which closed on 6/30/14. Expected after-tax gain from transaction included as part of pro forma Total Equity. (4) Net leverage reflects Total Debt, net of Cash to Total Equity ratio. ` Historical Balance Sheet Before & After Snapshot(1) (4) (3) Unsecured Debt Maturity ($ mm) $750 $47 $344 $797 $375 $2,361 $300 $650 $300 $350 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 2014 2015 2016 2017 2018 2019 2020 2021 2023 2067 MTN Retail Notes Jr. Sub Debt

2Q14 Summary Financial Results

($ in thousands)	2Q14	1Q14	2Q13
Consumer & Insurance[1]	$60,034	$48,822	$79,171[5]
Acquisitions & Servicing[2]	33,957	30,658	46,776
Pretax Core Earnings[3]	**$93,991**	**$79,480**	**$125,947**
Estimated Income Taxes[4]	(34,777)	(29,408)	(46,600)
Estimated Core Earnings[3]	**$59,214**	**$50,072**	**$79,347**
Net Income Attributable to Springleaf	$72,389	$52,324	$56,178
Per Share Data			
Core Earnings per Share - Diluted	$0.52	$0.43	$0.79
GAAP Earnings per Share - Diluted	$0.63	$0.45	$0.56

- **Growth in consumer net finance receivables per branch continues to drive Core Earnings**
- **Launched direct auto finance product in June 2014**
- **Net Income Attributable to Springleaf up from prior quarter and prior year quarter due to:**
  - Strength of Core earnings
  - Reduced losses from Non-Core real estate portfolio
  - Sale of approximately $500 million of real estate unpaid principal balance; pretax net gain of $35 million

(1) *Excludes impact of charges related to accelerated repayment/repurchase of debt.*
(2) *Excludes impact of charges related to fair value adjustments on debt and earnings attributable to non-controlling interests.*
(3) *Pretax Core Earnings and Core Earnings (Historical) are non-GAAP measures. See page 21 for a reconciliation of Push-Down Accounting Pretax Income to Pretax Core Earnings.*
(4) *Core Earnings estimated income taxes assumes 37% statutory tax rate.*
(5) *Consumer & Insurance Earnings for 2Q13 includes one time benefit from sale of previously charged-off finance receivables.*

Springleaf Financial 11

2014 Updated Guidance 12 (1) Net Finance Receivables represents targeted range at 2014 year end; all other metrics represent targeted ranges for the full year 2014. (2) Risk Adjusted Yield = Yield less Net Charge-off Rate. Core Consumer Operations(1) FY 2014E Range Guidance as of 12/31/13 Guidance as of 3/31/14 Guidance as of 6/30/14 Consumer Net Finance Receivables $3.60bn — $3.75bn $3.60bn — $3.75bn $3.70bn — $3.85bn Consumer Yield 26.75% — 27.25% 27.00% — 27.50% 26.85% — 27.35% Consumer Risk Adjusted Yield(2) 22.00% — 23.00% 22.00% — 22.50% 21.85% — 22.35% Acquisitions & Servicing Pretax Income $85mm — $105mm $95mm — $115mm $100mm — $120mm

13 Financial Supplement

Consolidated Balance Sheet (Push Down Accounting)

		6/30/14	12/31/13
1	Cash and Cash Equivalents	$891,341	$431,409
2	Investment Securities	657,483	582,090
3	Net Finance Receivables:		
4	Personal Loans & Retail Sales Finance	3,475,754	3,270,615
5	SpringCastle Portfolio	2,202,380	2,505,349
6	Real Estate Loans	6,341,257	7,982,349
7	Total Net Finance Receivables	12,019,391	13,758,313
8	Allowance for Finance Rec. Losses	(368,272)	(333,325)
9	**Net Finance Receivables, Less Allowance**	**11,651,119**	**13,424,988**
10	Restricted Cash	487,160	536,005
11	Other Assets	396,255	428,194
12	**Total Assets**	**$14,083,358**	**$15,402,686**
13	Long-Term Debt	$11,261,023	$12,769,036
14	Insurance Claims and Policyholder Liabilities	412,492	394,168
15	Deferred and Accrued Taxes	142,174	145,520
16	Other Liabilities	202,041	207,334
17	**Total Liabilities**	**12,017,730**	**13,516,058**
18	Springleaf Holdings, Inc. Shareholders' Equity	1,678,078	1,540,020
19	Non-Controlling Interests	387,550	346,608
20	**Total Shareholders' Equity**	**2,065,628**	**1,886,628**
21	**Total Liabilities and Shareholders' Equity**	**$14,083,358**	**$15,402,686**
22	Net Finance Receivables [1]	$13,016,571	$15,130,140
23	Allowance for Receivable Losses [1]	($977,619)	($1,073,838)
24	Debt [1]	$11,913,120	$13,494,350
25	Quarterly Interest Rate [1]	5.13%	5.19%

(1) Reflects historical accounting basis (a non-GAAP measure).

Springleaf Financial 14

Consolidated Income Statement (Push Down Accounting)

	(unaudited, in thousands, except per share statistics)	2Q14	1Q14	2Q13
1	Interest Income	$532,750	$552,637	$580,597
2	Interest Expense	(191,301)	(205,420)	(240,418)
3	Provision for Finance Receivable Losses	(115,347)	(160,878)	(82,311)
4	Net Interest Income after Provision	226,102	186,339	257,868
5	Insurance	42,687	38,419	35,967
6	Investment	10,622	9,461	10,598
7	Net Loss on Repurchases and Repayments of Debt	0	(6,615)	(237)
8	Net Gain (Loss) on Fair Value Adjustments on Debt	482	(16,867)	752
9	Net Gain on Sales of Real Estate Loans and Related Trust Assets	34,800	55,186	0
10	Other	2,752	1,820	4,510
11	Total Other Revenues	91,343	81,404	51,590
12	Operating Expenses	(151,346)	(150,228)	(149,231)
13	Insurance Losses and Loss Adjustment Expenses	(18,667)	(18,365)	(16,346)
14	Total Other Expenses	(170,013)	(168,593)	(165,577)
15	**Pretax Income**	**147,432**	**99,150**	**143,881**
16	Less: Non Controlling Interests	(30,289)	(16,308)	(54,740)
17	**Pretax Income Attributable to Springleaf**	**117,143**	**82,842**	**89,141**
18	Income Taxes	(44,754)	(30,518)	(32,963)
19	**Net Income Attributable to Springleaf**	**$72,389**	**$52,324**	**$56,178**
20	Average Shares Outstanding - Diluted	115,176	115,145	100,000
21	Earnings per Share - Diluted	$0.63	$0.45	$0.56
22	Estimated Core Earnings per Share - Diluted [1]	$0.52	$0.43	$0.79

Note: Core Earnings is a non-GAAP measure. Refer to page 21 for reconciliations to U.S. GAAP.

(1) Core earnings include Consumer, Insurance (which are reported on a historical basis), and Acquisition & Servicing segments. Core earnings per share assumes 37% statutory tax rate.

Springleaf Financial 15

Core Earnings (Non-GAAP)

	(unaudited, in thousands)	2Q14	1Q14	2Q13
1	Interest Income	$357,440	$355,622	$338,974
2	Interest Expense	(59,012)	(62,920)	(60,716)
3	Provision for Finance Receivable Losses	(88,275)	(98,225)	(11,850)
4	Net Interest Income after Provision	210,153	194,477	266,408
5	Insurance	42,672	38,406	35,956
6	Investment	11,661	10,268	13,093
7	Intersegment - Insurance Commissions	(155)	(58)	(2)
8	Portfolio Servicing Fees from SpringCastle	17,079	18,189	2,380
9	Other [1]	3,148	(6,413)	3,010
10	Total Other Revenues	74,405	60,392	54,437
11	Operating Expenses	(124,338)	(122,281)	(121,222)
12	Portfolio Servicing Fees to Springleaf	(17,079)	(18,189)	(2,380)
13	Insurance Losses and Loss Adjustment Expenses	(18,861)	(18,611)	(16,556)
14	Total Other Expenses	(160,278)	(159,081)	(140,158)
15	**Pretax Core Earnings**	**124,280**	**95,788**	**180,687**
16	Less: Non Controlling Interests	(30,289)	(16,308)	(54,740)
17	**Pretax Core Earnings Attributable to Springleaf**	**93,991**	**79,480**	**125,947**
18	Estimated Income Taxes [2]	(34,777)	(29,408)	(46,600)
19	**Estimated Core Earnings Attributable to Springleaf**	**$59,214**	**$50,072**	**$79,347**

Note: Core Earnings is a non-GAAP measure. Refer to page 21 for reconciliations to U.S. GAAP.

(1) Includes the non-controlling interests of the net gain (loss) on fair value adjustments on debt.

(2) Core earnings estimated income taxes assumes 37% statutory tax rate.

Springleaf Financial 16

Core: Consumer & Insurance Segments 17 Note: Consumer & Insurance segments reflect historical accounting basis (which is a basis of accounting other than U.S. GAAP). (1) The charge-off ratios for 2Q13 exclude $25.4 million of recoveries on charged-off personal loans resulting from a sale of our previously charged-off finance receivables in June 2013. (unaudited, in thousands) 2Q14 1Q14 2Q13 1 Interest Income $220,396 $209,695 $170,604 2 Interest Expense (40,905) (40,726) (36,125) 3 Provision for Finance Receivable Losses (47,876) (45,275) 5,947 4 Net Interest Income after Provision 131,615 123,694 140,426 5 Insurance 42,672 38,406 35,956 6 Investment 11,661 10,268 13,093 7 Intersegment - Insurance Commissions (155) (58) (2) 8 Net Loss on Repurchases and Repayments of Debt 0 (1,429) (1,500) 9 Other 2,581 2,218 2,929 10 Total Other Revenues 56,759 49,405 50,476 11 Operating Expenses (109,479) (107,095) (96,675) 12 Insurance Losses and Loss Adjustment Expenses (18,861) (18,611) (16,556) 13 Total Other Expenses (128,340) (125,706) (113,231) 14 Pretax Operating Income $60,034 $47,393 $77,671 15 Net Finance Receivables $3,373,151 $3,159,163 $2,807,908 16 Average Net Receivables $3,266,701 $3,138,022 $2,676,283 17 Yield 27.03% 26.93% 25.57% 18 Gross Charge-Off Ratio 5.80% 5.56% 4.36% 19 Recovery Ratio 1 -0.68% -0.55% -1.19% 20 Charge-Off Ratio 1 5.12% 5.01% 3.17% 21 Del inquency Ratio 2.28% 2.45% 1.92% 22 Origination Volume $948,511 $721,816 $900,350

Core: Acquisitions & Servicing Segment 18 (1) Springleaf incurs 47% of servicing expenses. The remaining 53% is netted through non-controlling interests. (2) Principal Balance is a non-GAAP measure. (unaudited, in thousands) 2Q14 1Q14 2Q13 1 Interest Income $137,044 $145,927 $168,370 2 Interest Expense (18,107) (22,194) (24,591) 3 Provision for Finance Receivable Losses (40,399) (52,950) (17,797) 4 Net Interest Income after Provision 78,538 70,783 125,982 5 Portfol io Servicing Fees from SpringCastle 17,079 18,189 2,380 6 Net Gain (Loss) on Fair Value Adjustments on Debt 535 (16,867) 0 7 Other 283 309 81 8 Total Other Revenues 17,897 1,631 2,461 9 Operating Expenses (14,859) (15,186) (24,547) 10 Portfol io Servicing Fees to Springleaf 1 (17,079) (18,189) (2,380) 11 Total Other Expenses (31,938) (33,375) (26,927) 12 Pretax Operating Income 64,497 39,039 101,516 13 Less: Non Control l ing Interests 1 (30,289) (16,308) (54,740) 14 Pretax Operating Income Attributable to Springleaf $34,208 $22,731 $46,776 15 Net Finance Receivables $2,202,381 $2,342,576 $2,819,072 16 Average Net Receivables $2,269,859 $2,425,968 $2,881,989 17 Principal Balance2 $2,850,771 $3,013,781 $3,567,035 18 Yield 24.22% 24.40% 23.43%

Non-Core: Real Estate Segment 19 Note: Real Estate segment reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP). (1) The loss ratio for 1Q14 excludes $2.2 million of recoveries on charged-off real estate loans resulting from a sale of our previously charged-off real estate loans in March 2014, net of a $0.2 million reserve for subsequent buybacks. (2) The loss ratio for 2Q13 excludes $9.9 million of recoveries on charged-off real estate loans resulting from a sale of our previously charged-off finance receivables in June 2013. (unaudited, in thousands) 2Q14 1Q14 2Q13 1 Interest Income $136,639 $155,044 $177,477 2 Interest Expense (95,492) (111,797) (141,530) 3 Provision - TDR (21,087) (45,141) (55,779) 4 Provision - Non-TDR 615 (16,187) (10,231) 5 Net Interest Income (Loss) after Provision 20,675 (18,081) (30,063) 6 Intersegment - Insurance Commissions 152 70 30 7 Net Loss on Repurchases and Repayments of Debt 0 (10,023) (19,600) 8 Net Gain on Fair Value Adjustments on Debt 0 8,298 18,247 9 Net Loss on Sales of Real Estate Loans and Related Trust Assets (22,819) (62,176) 0 10 Other (78) (1,351) 1,551 11 Total Other Revenues (22,745) (65,182) 228 12 Operating Expenses (20,386) (21,619) (19,938) 13 Total Other Expenses (20,386) (21,619) (19,938) 14 Pretax Operating Loss ($22,456) ($104,882) ($49,773) 15 Net Finance Receivables $7,322,660 $8,083,432 $9,924,957 16 Average Net Receivables $7,880,857 $9,048,824 $10,086,897 17 TDR Finance Receivables $2,972,335 $3,048,969 $3,066,686 18 Loss Ratio 1,2 1.94% 1.72% 2.76% 19 Delinquency Ratio 8.80% 8.32% 7.47%

Non-Core: Other Segment 20 Note: Other segment reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP). (unaudited, in thousands) 2Q14 1Q14 2Q13 1 Interest Income $4,311 $5,104 $12,287 2 Interest Expense (1,830) (2,143) (4,007) 3 Provision for Finance Receivable Losses (4,302) (965) 6,739 4 Net Interest (Loss) Income after Provision (1,821) 1,996 15,019 5 Insurance 16 16 20 6 Investment (5) 29 111 7 Intersegment - Insurance Commissions 3 (12) (28) 8 Net Loss on Repurchases and Repayments of Debt 0 (47) (271) 9 Other (34) 644 (163) 10 Total Other Revenues (20) 630 (331) 11 Operating Expenses (5,716) (5,377) (6,966) 12 Total Other Expenses (5,716) (5,377) (6,966) 13 Pretax Operating (Loss) Income ($7,557) ($2,751) $7,722 14 Net Finance Receivables $118,379 $123,055 $244,442

Reconciliation – Push-Down Accounting to Historical / Pretax Core Earnings

	(unaudited, in thousands)	2Q14	1Q14	2Q13
1	**Push-Down Accounting Pretax Income Attributable to Springleaf [1]**	**$117,143**	**$82,842**	**$89,141**
2	Interest Income	(34,360)	(36,867)	(51,859)
3	Interest Expense	34,967	28,560	34,165
4	Provision for Finance Receivable Losses	2,298	360	11,190
5	Net Interest Income (Loss) after Provision	2,905	(7,947)	(6,504)
6	Insurance	1	3	9
7	Investment	1,034	836	2,606
8	Repurchases and Repayments of Debt	0	(4,884)	(21,134)
9	Fair Value Adjustments on Debt	53	8,298	17,495
10	Sales of Real Estate Loans and Related Trust Assets	(57,619)	(117,362)	0
11	Other	0	0	(112)
12	Total Other Revenues	(56,531)	(113,109)	(1,136)
13	Operating Expenses	906	951	1,105
14	Insurance Losses and Loss Adjustment Expenses	(194)	(246)	(210)
15	Total Other Expenses	712	705	895
16	**Historical Pretax Income (Loss) Attributable to Springleaf [1]**	**$64,229**	**($37,509)**	**$82,396**
	Adjustments:			
17	Pretax Operating Loss - Non-Core Portfolio Operations	22,456	104,882	49,773
18	Pretax Operating Loss (Income) - Other / Non-Originating Legacy Operations	7,557	2,751	(7,722)
19	Net Loss from Accelerated Repayment / Repurchase of Debt - Consumer	0	1,429	1,500
20	Net (Gain) Loss on Fair Value Adjustments on Debt - Core Consumer Operations (attributable to Springleaf)	(251)	7,927	0
21	Total Adjustments	29,762	116,989	43,551
22	**Pretax Core Earnings Attributable to Springleaf [1]**	**$93,991**	**$79,480**	**$125,947**

(1) Pretax earnings attributable to Springleaf Holdings, Inc. (SHI), which excludes non-controlling interests.

Springleaf Financial 21

Appendix: Consumer Loan Credit Performance 22 Charge-off Trends(1) (1) Consumer segment reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP). (2) The net charge-off ratio for 1Q13 excludes $14.5 million of additional charge-offs recorded in March 2013 related to our change in charge-off policy for personal loans. (3) The net charge-off ratio for 2013 excludes $22.7 million of recoveries on charged-off personal loans resulting from a sale of our charged-off finance receivables in June 2013, net of a $2.7 million adjustment for the subsequent buyback of certain personal loans. Gross Charge-off Recovery Net Charge-off Ratio (2) Gross Charge-off Net Charge-off Recovery (3) (3) (3) June 2013: Sale of C/O Accounts 3.84% 3.63% 4.30% 3.65% 2.67% 2.88% 4.45% 3.18% 3.17% 3.81% 5.02% 5.01% 5.12% 4.96% 5.30% 4.00% 5.63% 4.36% 5.49% 5.80% 1.12% 1.00% 1.33% 1.18% 1.19% 0.47% 0.68% 0.0% 1.5% 3.0% 4.5% 6.0% 7.5% 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14